Exhibit 10.3



              COMMITMENT FOR SALE AND PURCHASE OF TREASURY STOCK
                                    BETWEEN
                              FEDDERS CORPORATION
                                      AND
                  SUPPLEMENTAL RETIREMENT PLAN I PARTICIPANT



THIS AGREEMENT is made and executed this 20th day of October 2006 between Fedders Corporation (the "Company") and the undersigned participant ("Participant") in the Company's Supplemental Retirement Plan I (the "Plan").

                                   Recitals

The Company currently has 8,520,555 shares of its Common Stock ("Common Stock") held as treasury shares ("Treasury Stock") and desires to offer to the Participant the opportunity to invest in shares of Treasury Stock for the Participant's account in the Plan, on the terms and conditions contained herein.

The Participant desires to make an investment in shares of Treasury Stock in his or her account in the Plan, on the terms and conditions contained herein.

NOW THEREFORE, the parties agree as follows:

1. Investment. The Participant hereby agrees to direct that its account in the Plan make an investment in shares of Treasury Stock as follows:

                  $3,500,000  in total value of Treasury Stock
                  -----------

                              shares of Treasury Stock
                  -----------

The investment in shares of Treasury Stock shall be made in accordance with the terms of the Plan and the trust agreement related thereto, and may be made in whole or in part at such time or times as the Participant shall direct, provided that the total investment is made on or before January 26, 2007. The Company hereby agrees to sell to the Participant's account in the Plan shares of Treasury Stock in accordance with the Participant's direction.

2. Purchase Price. The purchase price per share of Treasury Stock shall be the closing price per share of Common Stock on the day immediately preceding the date of purchase of the Treasury Stock.

3. Registration. The Participant acknowledges that the shares of Treasury Stock will not be registered with the Securities and Exchange Commission ("SEC"). The Company agrees to take all action necessary to register the shares of Treasury Stock with the SEC for resale as soon as reasonably practicable after January 26, 2007.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first appearing above.


FEDDERS CORPORATION


By /s/ Kent E. Hansen
   ------------------
   Executive Vice President



PARTICIPANT


/s/ Sal Giordano, Jr.
---------------------
Sal Giordano, Jr.